As filed with the Securities and Exchange Commission on July 9, 1998.
                                                      Registration No. 333-36101

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                                 AMENDMENT NO. 1

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                              POORE BROTHERS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                        86-0786101
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)
                           ---------------------------

                           3500 South La Cometa Drive
                               Goodyear, AZ 85338
                                 (602) 932-6200
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  Eric J. Kufel
                      President and Chief Executive Officer
                              Poore Brothers, Inc.
                           3500 South La Cometa Drive
                               Goodyear, AZ 85338
                                 (602) 932-6200
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           ---------------------------

                   With copies to counsel for the Registrant:
                              Jeffrey B. Cobb, Esq.
                              Cobb & Eisenberg LLC
                               315 Post Road West
                               Westport, CT 06881
                                 (203) 222-9560
                           --------------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------- --------------- --------------- -------------- ----------------------------------
                                                                 Proposed       Proposed
                                                                 Maximum         Maximum
                                               Amount To Be      Offering       Aggregate
           Title Of Each Class Of               Registered      Price Per       Offering          Amount Of Registration
        Securities To Be Registered                             Share (4)       Price(4)                  Fee(5)
--------------------------------------------- --------------- --------------- -------------- ----------------------------------
  Common Stock, par value $0.01 per share       195,000(1)       $1.28125      $  249,843.75           $ 75.71
--------------------------------------------- --------------- --------------- -------------- ----------------------------------
Common Stock issuable upon exercise of          300,000(2)       $1.28125      $  384,375.00           $116.48
Financing Warrant
--------------------------------------------- --------------- --------------- -------------- ----------------------------------
Common Stock issuable upon exercise of         2,109,717(3)      $1.28125      $2,703,074.91           $819.11
Debentures
============================================= =============== =============== ============== ==================================

(1) Shares of the Registrant's Common Stock being registered for resale on behalf of selling security holders.
(2) Underlying shares of Common Stock issuable upon the exercise of a Warrant issued by the Registrant to Westminster Capital, Inc. in September 1996 (the "Financing Warrant"). This Registration Statement also covers such additional number of shares as may become issuable upon exercise of the Financing Warrant by reason of anti-dilution, pursuant to Rule 416.
(3) Underlying shares of Common Stock issuable upon conversion of outstanding 9% Convertible Debentures due July 1, 2002 (the "Debentures"), issued by the Registrant to Renaissance Capital Growth & Income Fund III, Inc.
     ("Renaissance") and Wells Fargo Small Business Investment Company, Inc. ("Wells Fargo"). This Registration Statement also covers such additional number of shares as may become issuable upon exercise of the Debentures by reason of anti-dilution pursuant to Rule 416.
(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, and based upon the last reported sale price of the Common Stock on the NASDAQ SmallCap Market on July 2, 1998.
(5) The aggregate Registration Fee has increased to $1,011.30 from $412.30 (as set forth in the initial Registration Statement on Form SB-2 which was filed with the Commission on September 22, 1997), as a result of changes in the number of shares of Common Stock being registered and in the offering price per share.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

             SUBJECT TO COMPLETION DATED _____________________, 1998

PROSPECTUS
----------
                                2,604,717 Shares

                              POORE BROTHERS, INC.

                                  Common Stock

         This Prospectus relates to the offer and sale (the "Offering") by certain persons (the "Selling Security Holders") of up to 2,604,717 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Poore Brothers, Inc. (the "Company"). The Shares being offered include (i) 195,000 shares of Common Stock previously issued by the Company, (ii) 300,000 shares of Common Stock issuable upon the exercise of a Warrant issued in September 1996 by the Company to Westminster Capital, Inc. (the "Financing Warrant") and (iii) 2,109,717 shares of Common Stock issuable upon conversion of outstanding 9% Convertible Debentures due July 1, 2002 (the "Debentures"), issued by the Company to Renaissance Capital Growth & Income Fund III, Inc. and Wells Fargo Small Business Investment Company, Inc. in May 1995. See "Selling Security Holders and Plan of Distribution" and "Description of Securities."

         The Selling Security Holders may sell all or a portion of the Shares offered hereby from time to time in transactions on the NASDAQ SmallCap Market, in privately negotiated transactions, or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See "Selling Security Holders and Plan of Distribution." The Company will not receive any of the proceeds from the sale of the Shares offered pursuant to this Prospectus, but will receive proceeds of up to $420,000 from the exercise of the Financing Warrant. The expenses of preparing and filing the Registration Statement of which this Prospectus is a part are being borne by the Company.

         The Selling Security Holders and any broker-dealers or agents who participate with the Selling Security Holders in the distribution of any Shares may be deemed to be "underwriters" as such term is defined under the Securities Act of 1933, as amended (the "Securities Act"), and any discount or commission received by them and any profit on the sale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         The shares of Common Stock are quoted on the NASDAQ SmallCap Market under the symbol "POOR." On July 2, 1998, the last reported sale price for the Common Stock was $1.28125 per share.

         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

         THESE   SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED  BY  THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus is _________________, 1998.

         The Poore Brothers logo is a registered trademark of the Company. Poore BrothersTM is a trademark of the Company. All other trademarks or service marks appearing in this Prospectus are trademarks or registered trademarks of the respective owners thereof.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to which the Company files reports and other information with the Securities and Exchange Commission (the "Commission"). Any interested party may inspect the reports and other information filed by the Company, without charge, at the Public Reference Room of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Any interested party may obtain copies of all or any portion of such documents at prescribed rates from the Public Reference Room of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Any interested party may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Company files reports and information statements with the Commission electronically. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such Internet site is http://www.sec.gov.

         The Company has filed with the Commission a Registration Statement on Form S-3 (such Registration Statement, with all amendments and exhibits thereto, hereinafter collectively referred to as the "Registration Statement") under the Securities Act with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each statement being qualified in its entirety by such reference.

         The Company furnishes its stockholders with annual reports containing audited financial statements and may distribute such other periodic reports as the Company may determine to be appropriate or as may be required by law.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents previously filed by the Company with the Commission (Commission File Numbers 1-14556 and 0-21857) under the Exchange Act are incorporated herein by reference in this Prospectus:

         (i)      Annual  Report on Form 10-KSB for the year ended  December 31,
                  1997;
         (ii) Current Report on Form 8-K filed on January 7, 1998, as amended on January 14, 1998;
         (iii) Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1998; and
         (iv) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on December 10, 1996, including any amendment or report updating such description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of securities contemplated hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

         A copy of any or all of the documents incorporated or deemed to be incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference herein) will be provided without charge to any person to whom a copy of this Prospectus, as amended or supplemented from time to time, and any other documents (or parts of documents) that constitute part of this Prospectus under Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), will also be provided without charge to each such person, upon written or oral request. Requests for such copies should be directed to: Chief Financial Officer, Poore Brothers, Inc., 3500 South La Cometa Drive, Goodyear, AZ 85338, telephone number (602) 932-6200.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           FORWARD-LOOKING STATEMENTS

         This Prospectus, including all documents incorporated by reference, includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 12E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and the Company desires to take advantage of the "safe harbor" provisions thereof. Therefore, the Company is including this statement for the express purpose of availing itself of the protections of the safe harbor with respect to all of such forward-looking statements. In this Prospectus, the words "anticipates," "believes," "expects," "intends," "estimates," "projects," "will likely result," "will continue," "future" and similar terms and expressions identify forward-looking statements. The forward-looking statements in this Prospectus reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including specifically the Company's brief operating history and significant operating losses to date, the probability that the Company will need additional financing due to continued operating losses or in order to implement the Company's business strategy, significant competition, volatility of the market price of the Common Stock and those other risks and uncertainties discussed herein, that could cause actual results to differ materially from historical results or those anticipated. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact transpire or prove to be accurate. Readers are cautioned to consider the specific risk factors described herein and in "Risk Factors," and not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that may arise after the date hereof. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this section.

         NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE SELLING SECURITY HOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO BUY THE SHARES OF COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                           --------------------------

                                TABLE OF CONTENTS

                                                       Page                                                            Page
                                                       ----                                                            ----
Available Information                                   4     Use of Proceeds                                           12
Incorporation of Certain Information by Reference       4     Selling Security Holders                                  12
Forward-Looking Statements                              5     Plan of Distribution                                      13
Summary Information                                           Limitation of Liability and Indemnification Matters       13
         The Company                                    6     Legal Matters                                             13
         The Offering                                   7     Experts                                                   13
Risk Factors                                            7

         UNTIL _______________,___ 1998 ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               SUMMARY INFORMATION

         The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, contained elsewhere in, or incorporated by reference into, this Prospectus. Unless otherwise indicated, the information set forth in this Prospectus assumes: (i) the issuance of 300,000 shares of Common Stock issuable upon the exercise of the Financing Warrant and 2,109,717 shares of Common Stock issuable upon the conversion of the Debentures, and (ii) no issuance of 2,151,550 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options or 225,000 shares of Common Stock reserved for issuance upon the exercise of a warrant issued by the Company to Paradise Valley Securities, Inc. (the "Underwriter"), the underwriter of the Company's initial public offering, in December 1996 (the "Underwriter's Warrant"). Each prospective investor is urged to read this Prospectus carefully in its entirety.

                                   The Company

         The Company is engaged in the production, marketing and distribution of salty snack food products that are sold primarily throughout the southwestern United States. The Company manufactures and sells its own brand of potato chips under the Poore BrothersTM logo, manufactures private label potato chips for grocery store chains, and distributes snack food products that are manufactured by others. For the year ended December 31, 1997 and the three months ended March 31, 1998, net sales totaled $15,731,796 and $3,196,764, respectively. During such periods, approximately 64% and 69%, respectively, of sales were attributable to the Company's Poore BrothersTM brand potato chips; approximately 29% and 18%, respectively, of sales were attributable to the distribution by the Company of snack food products manufactured by other companies; and approximately 7% and 13%, respectively, of sales were attributable to potato chips produced by the Company for sale under the private labels of customers. The Company generally sells its products to retailers through independent distributors.

         Poore BrothersTM brand potato chips are produced with a batch frying process that the Company believes results in potato chips with enhanced crispness and flavor. They are currently offered in ten flavors: Original, Salt & Vinegar, Jalapeno, Barbecue, Parmesan & Garlic, Cajun, Dill Pickle, Grilled Steak & Onion, Tangy Calypso and Unsalted. The Company also manufactures potato chips for sale on a private label basis using a continuous frying process. The Company currently has one California and two Arizona grocery chains as customers for its private label potato chips.

         The Company's business objective is to become a leading regional manufacturer and distributor of branded premium potato chips and other salty snack foods by providing high quality products at competitive prices that are superior in taste to comparable products. The Company plans to achieve growth primarily through increased distribution and sales volume in existing markets, development of new products and acquisitions. See "Business Strategy."

         The Company, a Delaware corporation, was organized in February 1995 as a holding company to acquire, on May 31, 1995, (i) substantially all of the assets, subject to certain liabilities, of Poore Brothers' Foods, Inc. ("PB Foods"); (ii) a 100% equity interest in Poore Brothers Distributing, Inc. ("PB Distributing"); and (iii) an equity interest (which, with related purchases, constituted 80%) in Poore Brothers of Texas, Inc. ("PB Texas"). The Company also acquired substantially all of the outstanding shares of Poore Brothers Southeast, Inc. ("PB Southeast") in an exchange transaction consummated concurrently with the acquisition of PB Foods, PB Distributing and PB Texas. Such acquisitions are referred to collectively herein as the "PB Acquisition."

         As a result of the consummation of the PB Acquisition, the Company became a holding company with two manufacturing subsidiaries, Poore Brothers Arizona, Inc., which had acquired the assets of PB Foods, and PB Southeast, as well as two distribution subsidiaries, PB Distributing and PB Texas. Subsequent to the PB Acquisition, the Company purchased the remaining equity of PB Texas, increasing its equity ownership to 100%. Prior to their acquisition by the Company, PB Foods, PB Distributing and PB Texas were owned and operated by Donald and James Poore (since 1986, 1990 and 1991, respectively).

         In December 1996, the Company completed an initial public offering of its Common Stock.

         In June 1997, the Company sold the operations of PB Texas. In September 1997, the Company closed the PB Southeast manufacturing operation in LaVergne, Tennessee and consolidated all of the Company's manufacturing operations into a new facility in Goodyear, Arizona. At present, PB Texas and PB Southeast are inactive subsidiaries of the Company. The land and building comprising the Company's new Arizona facility is owned by a wholly owned subsidiary, La Cometa Properties, Inc., which was formed by the Company in May 1997.

         As used herein, the term "Company" refers to Poore Brothers, Inc. and its subsidiaries, except where the context indicates otherwise.

         The Company's executive offices are located at 3500 South La Cometa Drive, Goodyear, Arizona 85338, and its telephone number is (602) 932-6200.

                                  The Offering

Common Stock Offered by Selling Security Holders..............       2,604,717 shares(1)

Common Stock Outstanding Before the Offering..................       7,126,657 shares(2)

Common Stock to be Outstanding After the Offering.............       9,536,374 shares(2)(3)

Use of Proceeds. .............................................       The Company  will not receive  any of the  proceeds  from
                                                                     the  sale  of  the  Shares   offered   pursuant  to  this
                                                                     Prospectus,  but will receive  proceeds of up to $420,000
                                                                     from  the  exercise  of  the   Financing   Warrant.   The
                                                                     proceeds,  if any,  from the  exercise  of the  Financing
                                                                     Warrant  will be used by the Company for working  capital
                                                                     and general corporate purposes.

NASDAQ SmallCap Market Symbol.................................       POOR

----------------------
(1) Includes: (i) 195,000 shares of Common Stock previously issued by the Company, (ii) 300,000 shares of Common Stock issuable upon the exercise of the Financing Warrant, and (iii) 2,109,717 shares of Common Stock issuable upon the conversion of the Debentures. See "Selling Security Holders and Plan of Distribution" and "Description of Securities."
(2) Does not include: (i) 2,151,550 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options; or (ii) 225,000 shares of Common Stock reserved for issuance upon the exercise of the Underwriter's Warrant.
(3) Assumes the exercise in full of the Financing Warrant and the full conversion of the Debentures.


                                  RISK FACTORS

         THE SHARES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK, INCLUDING, BUT NOT LIMITED TO, THE RISK FACTORS DESCRIBED BELOW.
PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, TOGETHER WITH ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, PRIOR TO MAKING A DECISION TO PURCHASE ANY SHARES OF COMMON STOCK.

         BRIEF OPERATING HISTORY; SIGNIFICANT LOSSES TO DATE; ACCUMULATED DEFICIT. Although certain of the Company's subsidiaries have operated for several years, the Company as a whole has a relatively brief operating history upon which an evaluation of its prospects can be made. Such prospects are subject to the substantial risks, expenses and difficulties frequently encountered in the establishment and growth of a new business in the snack food industry, which is characterized by a significant number of market entrants and intense competition. The Company has had significant operating losses to date and has never made a profit. For the fiscal years ended December 31, 1996 and 1997 and the three months ended March 31, 1998, the Company incurred losses of $691,678, $3,034,097 and $235,562, respectively. At December 31, 1997 the
Company had an accumulated deficit of $5,461,933 and net working capital of $1,423,643, and at March 31, 1998 the Company had an accumulated deficit of $5,697,495 and net working capital of $1,314,664.

         Even if the Company is successful in expanding the production and distribution of its products and in increasing net sales, it may be expected to incur substantial additional expense, including advertising and promotional costs and "slotting" expenses (i.e., the cost of obtaining shelf space in certain grocery stores). Accordingly, the Company may incur additional losses in the future as a result of the implementation of the Company's business strategy, even if net sales increase significantly. There can be no assurance that the Company's business strategy will prove successful or that the Company will ever become profitable.

         POSSIBLE NEED FOR ADDITIONAL FINANCING. Continued operating losses or expansion of the Company's business may each result in requirements for funds in excess of cash flow generated from operations, the Company's existing cash balances and its available borrowing facilities. Accordingly, the Company may require future debt or equity financing to meet its business requirements. There can be no assurance that such financing will be available or, if available, on terms attractive to the Company. Any such financing may dilute the equity interests of the Company's stockholders.

         NON-COMPLIANCE WITH FINANCIAL COVENANTS; POSSIBLE ACCELERATION OF DEBENTURES. On May 31, 1995, the Company issued $2,700,000 principal amount of the Debentures, with monthly principal payments of approximately $20,000 commencing July 1998 through July 1, 2002, in connection with the PB Acquisition. In December 1996, in connection with the Company's initial public offering, the holders of the Debentures converted $400,409 principal amount of the Debentures into 367,348 shares of Common Stock. As of March 31, 1998, $2,299,591 principal amount of the Debentures remained outstanding. In addition, as of March 31, 1998, the Company was not in compliance with a financial ratio that the Company is required to maintain while the Debentures are outstanding, related to a required interest coverage ratio of 1.5:1 (actual ratio of -3.1:1). As a result of an event of default, the holders of the Debentures have the right, upon written notice and after a thirty-day period during which such default may be cured, to demand immediate payment of the then unpaid principal and accrued but unpaid interest under the Debentures. The holders of the Debentures have granted the Company a waiver effective through June 30, 1999. After that time, the Company will be required to be in compliance with the following financial ratios, so long as the Debentures remain outstanding:
working capital of at least $1,000,000; minimum shareholders' equity (net worth); an interest coverage ratio of at least 2.0:1; and a current ratio at the end of any fiscal quarter of at least 1.1:1. The Company is currently in compliance with the working capital, minimum shareholders' equity and current ratio requirements. There can be no assurance, however, that the Company will attain a sufficient level of profitability to be in compliance with the financial ratios upon the expiration of the waivers or be able to obtain an extension or renewal of the waivers. Any acceleration under the Debentures prior to their maturity on July 1, 2002 could have a material adverse effect upon the Company.

         COMPETITION. The market for salty snack foods, such as those sold by the Company, including potato chips, tortilla chips, popcorn and pretzels, is large and intensely competitive. Competitive factors in the salty snack food industry include product quality and taste, brand awareness among consumers, access to supermarket shelf space, price, advertising and promotion, variety of snacks offered, nutritional content, product packaging and package design. The Company competes in that market principally on the basis of product quality and taste.

         The snack food industry is primarily dominated by Frito-Lay, Inc., which has substantially greater financial and other resources than the Company and sells brands that are more widely recognized than are the Company's products. Numerous other companies that are actual or potential competitors of the Company, many with greater financial and other resources (including more employees and more extensive facilities) than the Company, offer products similar to those of the Company. In addition, many of such competitors offer a wider range of products than that offered by the Company. Local or regional markets often have significant smaller competitors, many of whom offer batch fried products similar to those of the Company. Expansion of Company operations into new markets has and will continue to encounter significant competition from national, regional and local competitors that may be greater than that encountered by the Company in its existing markets. In addition, such competitors may challenge the Company's position in its existing markets. While the Company believes that its products and method of operations will enable it to compete successfully, there can be no assurance of its ability to do so.

         PROMOTIONAL AND SHELF SPACE COSTS. Successful marketing of food products generally depends upon obtaining adequate retail shelf space for product display, particularly in supermarkets. Frequently, food manufacturers and distributors, such as the Company, incur additional costs in order to obtain additional shelf space. Whether or not the Company incurs such costs in a particular market is dependent upon a number of factors, including existing demand for the Company's products, relative availability of shelf space and general competitive conditions. The Company may incur significant shelf space or other promotional costs as a necessary condition of entering into competition in particular markets or stores. If incurred, such costs may materially affect the Company's financial performance.

         NO ASSURANCE OF CONSUMER ACCEPTANCE OF COMPANY'S EXISTING AND FUTURE PRODUCTS. Consumer preferences for snack foods are continually changing and are extremely difficult to predict. The ability of the Company to develop successful operations in new markets will depend upon customer acceptance of, and the Company's ability to manufacture, its products. There can be no assurance that the Company's products will achieve a significant degree of market acceptance, that acceptance, if achieved, will be sustained for any significant period or that product life cycles will be sufficient to permit the Company to recover start-up and other associated costs. In addition, there can be no assurance that the Company will succeed in the development of any new products or that any new products developed by the Company will achieve market acceptance or generate meaningful revenue for the Company.

         UNCERTAINTIES AND RISKS OF FOOD PRODUCTS INDUSTRY. The food products industry in which the Company is engaged is subject to numerous uncertainties and risks outside of the Company's control. Profitability in the food products industry is subject to adverse changes in general business and economic conditions, oversupply of certain food products at the wholesale and retail levels, seasonality, the risk that a food product may be banned or its use limited or declared unhealthful, the risk that product tampering may occur that may require a recall of one or more of the Company's products, and the risk that sales of a food product may decline due to perceived health concerns, changes in consumer tastes or other reasons beyond the control of the Company.

         FLUCTUATIONS IN PRICES OF SUPPLIES; DEPENDENCE UPON AVAILABILITY OF SUPPLIES AND PERFORMANCE OF SUPPLIERS. The Company's manufacturing costs are subject to fluctuations in the prices of potatoes and oil, the two major ingredients used in the manufacture of potato chips, as well as other ingredients of the Company's products. Potatoes are widely available year-round, either freshly harvested or from storage during winter months. TrisunR, a sunflower oil low in saturated fat that is used by the Company in the production of Poore BrothersTM brand potato chips, is supplied by one company. The Company believes that alternative cooking oils that are low in saturated fat are readily abundant and available. The Company is dependent upon its suppliers to provide the Company with products and ingredients in adequate supply and on a timely basis. Although the Company believes that its requirements for products and ingredients are readily available, and that its business success is not dependent on any single supplier, the failure of certain suppliers to meet the Company's performance specifications, quality standards or delivery schedules could have a material adverse effect on the Company's operations. In particular, a sudden scarcity, a substantial price increase, or an unavailability of product ingredients could materially adversely affect the Company's operations. There can be no assurance that alternative ingredients would be available when needed and on commercially attractive terms, if at all.

         LACK OF PROPRIETARY MANUFACTURING METHODS. The taste and quality of Poore BrothersTM brand potato chips is largely due to two elements of the Company's manufacturing process: its use of batch frying and its use of distinctive seasonings to produce a variety of flavors. The Company does not have exclusive rights to the use of either element; consequently, competitors may incorporate such elements into their own processes.

         DEPENDENCE UPON MAJOR CUSTOMERS. Two customers of the Company, Fry's Food Stores (a subsidiary of Kroger, Inc.) and Safeway, Inc., accounted for 14% and 10%, respectively, of the Company's 1997 net sales and 17% and 10%, respectively, of the Company's net sales for the three months ended March 31, 1998. The remainder of the Company's net sales were derived from sales to a limited number of additional customers, either grocery chains or regional distributors, none of which individually accounted for more than 10% of the Company's sales. A decision by any major customers to cease or substantially reduce their purchases could have a material adverse effect on the Company's business.

         RELIANCE ON KEY EMPLOYEES; NON-COMPETE AGREEMENTS. The Company's success is dependent in large part upon the abilities of its executive officers, including Eric J. Kufel (President and Chief Executive Officer). The inability of the executive officers to perform their duties or the inability of the Company to attract and retain other highly qualified personnel could have a material adverse effect upon the Company's business and prospects. The Company does not maintain, nor does it currently contemplate obtaining, "key man" life insurance with respect to such employees. With the exception of James M. Poore (Vice President), the employment of the executive officers of the Company, including Mr. Kufel, Thomas W. Freeze (Vice President, Chief Financial Officer, Treasurer and Secretary), Scott D. Fullmer (Vice President - Sales and Marketing), Glen E. Flook (Vice President - Manufacturing) and Wendell T. Jones (Director of Sales - Arizona), is on an "at-will" basis. The Company has non-compete agreements with all of its executive officers, except Mr. Jones.

         LEGAL PROCEEDINGS. In June 1996, a lawsuit was commenced in an Arizona state court against two directors of the Company, Mark S. Howells and Jeffrey J. Puglisi, and PB Southeast which alleged, among other things, that James Gossett, plaintiff, had an oral agreement with Mr. Howells to receive a 49% ownership interest in PB Southeast, that Messrs. Howells and Puglisi breached fiduciary duties and other obligations to Mr. Gossett and that he was entitled to exchange such alleged stock interest for shares in the Company. Another plaintiff, PB Pacific Distributing, Inc., further alleged that Messrs. Howells and Puglisi failed to honor the terms of an alleged distribution agreement between it and PB Foods. The complaint seeks unspecified amounts of damages, fees and costs. The Company has agreed to indemnify Messrs. Howells and Puglisi in regard to this lawsuit. In February 1997, plaintiffs filed pleadings indicating they are seeking $3 million in damages; plaintiffs may not be limited by this damage amount at trial. Messrs. Howells and Puglisi and PB Southeast filed an answer and counterclaim against Mr. Gossett denying the major provisions of the complaint, alleging various acts of nonperformance and breaches of fiduciary duty on the part of Mr. Gossett and seeking various compensatory and punitive damages. In July 1997, summary judgement was granted in favor of all defendants on all counts of the lawsuit. In its Order, the Maricopa County (Arizona) Superior Court ruled that there was no oral contract and that the remainder of the plaintiffs' claims could not support a cause of action against the defendants. In February 1998, the Court reversed its prior grant of summary judgment on one of the seven counts and reinstated Mr. Gossett's claim that Messrs. Howells and Puglisi breached fiduciary duties to him. The Court also set the matter for trial beginning October 5, 1998. The Court's recent ruling merely preserves Mr. Gossett's claim for trial and does not adjudicate the merits of the claim. The Company believes that the claim is without merit and will continue to vigorously defend the lawsuit.

         GOVERNMENTAL REGULATION. The packaged food industry is subject to numerous federal, state and local governmental regulations, including those relating to the preparation, labeling and marketing of food products. The Company is particularly affected by the Nutrition Labeling and Education Act of 1990 ("NLEA"), which requires specified nutritional information to be disclosed on all packaged foods. The Company believes that the labeling on its products currently meets these requirements. The Company does not believe that complying with the NLEA regulations materially increases the Company's manufacturing costs. There can be no assurance, however, that new laws or regulations will not be passed that could require the Company to alter the taste or composition of its products. Such changes could affect sales of the Company's products and have a material adverse effect on the Company.

         PRODUCT LIABILITY CLAIMS. As a manufacturer and marketer of food products, the Company may be subjected to various product liability claims. There can be no assurance that the product liability insurance maintained by the Company will be adequate to cover any loss or exposure for product liability, or that such insurance will continue to be available on terms acceptable to the Company. Any product liability claim not fully covered by insurance, as well as any adverse publicity from a product liability claim, could have a material adverse effect on the financial condition or results of operations of the Company.

         NO DIVIDENDS. The Company has never declared or paid any dividends on the shares of Common Stock. Management intends to retain any future earnings for the operation and expansion of the Company's business and does not anticipate paying any dividends at any time in the foreseeable future. In any event, certain debt agreements of the Company limit its ability to declare and pay dividends on the Common Stock.

         POSSIBLE ISSUANCE OF ADDITIONAL COMMON STOCK AND PREFERRED STOCK. The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, of which 9,536,374 shares will be issued and outstanding upon completion of the offering (assuming the issuance of (i) 300,000 shares upon the exercise in full of the Financing Warrant and (ii) 2,109,717 shares upon the conversion of the Debentures), and 50,000 shares of preferred stock, par value $100 per share (the "Preferred Stock"), of which no shares will be issued and outstanding upon completion of the offering. Additionally: (i) there are stock options outstanding which, upon vesting, could result in the issuance of 2,151,550 additional shares of Common Stock at an average exercise price of $2.01 per share; and (ii) the Underwriter's Warrant gives the Underwriter the right to purchase 225,000 shares of Common Stock at an exercise price of $4.38 per share. In addition, the Company's Board of Directors has authority, without action or vote of the Company's stockholders, to issue all or part of the authorized but unissued shares of Common Stock and Preferred Stock. Any such issuances of
Common Stock will dilute the percentage ownership interest of existing stockholders and may further dilute the per share book value of the Common Stock. Any such Preferred Stock would have rights senior to the Common Stock.

         VOLATILITY OF MARKET PRICE OF COMMON STOCK; DECLINE IN MARKET PRICE OF COMMON STOCK SINCE INITIAL PUBLIC OFFERING. Recent history relating to market prices of companies that recently completed an initial public offering indicates that, from time to time, there is significant volatility in the market price of the securities of such companies for reasons that may not be related to such companies' operations or financial conditions. Since the completion of the initial public offering of the Company's Common Stock in December 1996 at an offering price of $3.50 per share, the market price of the Common Stock has experienced a substantial decline. The last reported sales price of the Common Stock on the NASDAQ SmallCap Market on July 2, 1998 was $1.28125 per share. There can be no assurance as to the future market price of the Common Stock.

         MARKET OVERHANG OF REGISTERED STOCK MAY AFFECT MARKET PRICE OF THE COMPANY'S COMMON STOCK. Due to the limited trading market for the Common Stock and the volatility of the market price of the Common Stock since the Company's initial public offering in December 1996, sales by the Selling Security Holders of any of the Shares may have an adverse effect on the market price of the Company's Common Stock. Sales of significant numbers of Shares into the open market will likely have a depressive effect on the market price of the Common Stock. The Company cannot predict the timing or extent of any sales of the Shares or the short- or long-term effect on the market price of the Common Stock from any such sales.

         NASDAQ LISTING MAINTENANCE REQUIREMENTS; NO ASSURANCE OF QUALIFICATION FOR CONTINUED LISTING. NASDAQ has implemented rules changes increasing its quantitative listing standards that make it more difficult for the Company to maintain compliance with the listing requirements for the NASDAQ SmallCap Market. One of such requirements is that the bid price on the Common Stock be equal to or greater than $1. If the Company is unable to meet the NASDAQ SmallCap listing requirements in the future, its securities will be subject to being delisted, and trading, if any, would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the "Electronic
Bulletin Board" of the National Association of Securities Dealers, Inc. As a consequence of such delisting, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's Common Stock.

         RISK OF LOW-PRICED STOCK. Under the rules of the Commission, stock priced under $5.00 per share is classified as "penny stock." Broker-dealers trading in "penny stock" are subject to burdensome record keeping and disclosure requirements, which can have the effect of reducing the liquidity and the value of such stock. Pursuant to one such requirement, broker-dealers involved in a penny stock transaction must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to the sale. A listing of securities on the NASDAQ SmallCap Market affords an exemption from those rules, and because the Common Stock is currently listed on the NASDAQ SmallCap Market, the "penny stock" rules do not apply to it. If, however, at some time in the future the Common Stock should become ineligible for continued listing on the NASDAQ SmallCap Market, those rules would apply.

         FUTURE SALES OF COMMON STOCK BY THE COMPANY'S STOCKHOLDERS. At May 31, 1998, there were 9,536,374 shares of Common Stock issued and outstanding (including 2,604,717 shares of Common Stock being registered pursuant to the Registration Statement of which this Prospectus is a part and assuming the issuance of 300,000 shares of Common Stock upon the exercise in full of the Financing Warrant and 2,109,717 shares of Common Stock upon the full conversion of the Debentures), excluding (i) 2,151,550 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options and (ii) 225,000 shares of Common Stock reserved for issuance upon the exercise of the Underwriter's Warrant. Upon the effectiveness of the Registration Statement of which this Prospectus is a part, 8,710,099 of the issued and outstanding shares of Common Stock (assuming the exercise in full of the Financing Warrant and the full conversion of the Debentures) will be freely tradable without further restriction or further registration under the Securities Act, unless purchased by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act ("Rule 144"). The remaining 826,275 issued and outstanding shares of Common Stock will be "restricted securities" as that term is defined in Rule 144 and will be eligible for immediate sale under Rule 144, subject to volume limitations and other conditions of Rule 144. In addition, the 2,151,550 shares of Common Stock issuable upon the exercise of outstanding stock options and the 225,000 shares of Common Stock reserved for issuance upon the exercise of the Underwriter's Warrant have been registered under the Securities Act. Upon the issuance, if any, of such shares, they will be freely tradable without further restriction or further registration under the Securities Act, unless purchased by "affiliates" of the Company, as that term is defined in Rule 144.

         In general, under Rule 144 as currently in effect, any affiliate of the Company or any person (or persons whose shares are aggregated in accordance with Rule 144) who has beneficially owned restricted securities for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the outstanding shares of Common Stock (approximately 95,364 shares based upon the number of shares assumed to be outstanding after the Offering assuming the exercise in full of the Financing Warrant and the full conversion of the Debentures) or the reported average weekly trading volume in the over-the-counter market for the four weeks preceding the sale. Sales under Rule 144 are also subject to certain manner-of-sale restrictions and notice requirements and to the availability of current public information concerning the Company. Persons who have not been affiliates of the Company for at least three months and who have held their shares for more than two years are entitled to sell restricted securities without regard to the volume, manner of sale, notice and public information requirements of Rule 144.

         NO UNDERWRITER PARTICIPATION IN PREPARATION OF PROSPECTUS OR REGISTRATION STATEMENT. No underwriter has participated in the preparation of this Prospectus or the Registration Statement of which this Prospectus is a part. Generally, in an underwritten offering, an underwriter would conduct certain investigations relative to the issuer, its business and the terms of the offering in order to establish a reasonable basis for determining the completeness of the disclosures set forth in any offering documents. Inasmuch as no underwriter has participated in the preparation of the Prospectus or the Registration Statement of which this Prospectus is a part, such an investigation has not been conducted in connection with this Offering.

         CERTAIN ANTI-TAKEOVER PROVISIONS. The Company's Certificate of Incorporation authorizes the issuance of up to 50,000 shares of "blank check" Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors of the Company. The Company may issue such shares of Preferred Stock in the future without stockholder approval. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging, delaying or preventing a change of control of the Company, and preventing holders of Common Stock from realizing a premium on their shares. In addition, under Section 203 of the Delaware General Corporation Law (the "DGCL"), the Company is prohibited from engaging in any business combination (as defined in the DGCL) with any interested stockholder (as defined in the DGCL) unless certain conditions are met. This statutory provision could also have an anti-takeover effect.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares offered pursuant to this Prospectus, but will receive proceeds of up to $420,000 from the exercise of the Financing Warrant. The proceeds, if any, from the exercise of the Financing Warrant will be used by the Company for working capital and general corporate purposes. There can be no assurance that the Financing Warrant will be exercised in whole or in part.

                            SELLING SECURITY HOLDERS

         All of the securities of the Company covered by this Prospectus are being sold for the account of the Selling Security Holders as identified in the following table. The Selling Security Holders are offering for sale an aggregate of up to 2,604,717 shares of Common Stock, including (i) 195,000 shares of Common Stock previously issued by the Company, (ii) 300,000 shares of Common Stock issuable upon the exercise of the Financing Warrant, and (iii) 2,109,717 shares of Common Stock issuable upon the conversion of the Debentures.

         The following table sets forth with respect to each of the Selling Security Holders: the number of securities held of record or beneficially (to the extent known by the Company); the number of shares included in the Offering; the number of shares to be held after the Offering; and the percentage ownership of such person after the Offering.

                                   Number of Shares   Number of Shares   Number of Shares
                                   of Common Stock    of Common Stock    of Common Stock           Percentage
                                     Held Before        Included in      to be Held After       Ownership After
                  Name                 Offering           Offering           Offering             Offering (1)
                  ----                 --------           --------           --------             ------------
Arthur D. Ehrenreich                     10,000              5,000              5,000                  *%
William A. Franke                        80,000             80,000                  0                  --
Renaissance Capital Growth &
    Income Fund III, Inc.             1,640,891          1,640,891                  0                  --
Gerald Rubin                             50,000             50,000                  0                  --
Larry Searles                            10,000             10,000                  0                  --
Wells Fargo Small Business
    Investment Company, Inc.            469,826            468,826              1,000                  *
Westminster Capital, Inc.               300,000            300,000                  0                  --
George J. Wischer Trust                  50,000             50,000                  0                  --

All Selling Security Holders          2,610,717          2,604,717              6,000                  *

--------------------

* Less than 1%.

(1) Based on 9,536,374 shares of Common Stock being issued and outstanding after the completion of the offering, assuming the issuance of 300,000 shares of Common Stock upon the exercise in full of the Financing Warrant and the issuance of 2,109,717 shares of Common Stock upon the full conversion of the Debentures.

         The Company has agreed to pay for all costs and expenses incident to the preparation and filing of the Registration Statement of which this Prospectus is a part, including but not limited to all expenses and fees of preparing, filing and printing the Registration Statement and Prospectus and any related exhibits, amendments and supplements thereto and the mailing of such items. The Company will not pay selling commissions and expenses associated with any sales of the Shares by the Selling Security holders.

                              PLAN OF DISTRIBUTION

         The Shares offered by the Selling Security Holders pursuant to this Prospectus may be offered and sold from time to time directly by the Selling Security Holders acting as principal for their own account in one or more transactions on or through the NASDAQ SmallCap Market, in the over-the-counter market or in negotiated transactions at market prices prevailing at the time of sale or at prices otherwise negotiated. Alternatively, the Shares may be sold from time to time through agents, brokers, dealers or underwriters designated from time to time, and such agents, brokers, dealers or underwriters may receive compensation in the form of commissions or concessions from the Selling Security Holders or the purchasers of the securities. The Shares have not been registered under any securities laws of any state.

         Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of Shares by the Selling Security Holders.

               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         The Company's Certificate of Incorporation provides that no director shall have any personal liability to the Company or its stockholders for any monetary damages for breach of fiduciary duty as a director, except that the Certificate of Incorporation does not eliminate or limit the liability of each director (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which such director derived an improper personal benefit. As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, this provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care.

         The Company's By-Laws provide mandatory indemnification rights to any officer or director of the Company who, by reason of the fact that he or she is an officer or director of the Company, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such officer or director in advance of the final disposition of such proceeding. The By-Laws also provide that the Company may in the discretion of the Board of Directors, purchase insurance on behalf of any officer or director against any liability asserted against and incurred by such person in such capacity.

         The Company's officers, directors and controlling persons also have certain indemnification rights pursuant to: (i) the Debenture Loan Agreement dated as of May 31, 1995, by and among the Company, Renaissance and Wells Fargo, in connection with the registration of the shares of Common Stock issuable upon conversion of the Debentures; and (ii) the Financing Warrant, in connection with the registration of the shares of Common Stock issuable upon the exercise of the Financing Warrant.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

         Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon for the Company by Cobb & Eisenberg LLC, Westport, Connecticut 06881.

                                     EXPERTS

         The consolidated financial statements of the Company incorporated by reference in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in its report, have been audited by Arthur Andersen LLP, independent public accountants, and is included herein in reliance upon the authority of said firm as experts in giving said report.

         The consolidated balance sheet as of December 31, 1996 and the consolidated statements of operations, shareholders' equity, and cash flows for the year ended December 31, 1996, incorporated by reference in this registration statement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The expenses of the Company for the issuance and distribution of the shares of Common Stock registered hereby are set forth in the following table:

                            Item                            Amount
                            ----                            ------
          Securities and Exchange Commission Filing Fee  $1,011.30
          Legal Fees of the Company                       [_______]*
          Accounting Fees of the Company                  [_______]*
          Printing and Engraving Costs                    [_______]*
          Miscellaneous Expenses                          [_______]*
                   Total                                  [_______]*

---------------
*     Estimated.




Item 15.  Indemnification of Directors and Officers.

         The Certificate of Incorporation of the Company provides that no director shall have any personal liability to the Company or its stockholders for any monetary damages for breach of fiduciary duty as a director, except that the Certificate of Incorporation does not eliminate or limit the liability of each director (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which such director derived an improper personal benefit.

         The By-Laws of the Company provide that:

         (a) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The Company shall indemnify any person who was or is part or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgement in its favor by reason of the fact that he is or was a directory, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith an in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under Subsections (a) and (b) above (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Company as authorized in this Section.

         (f) The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled by any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (g) The Company is authorized, according to the discretion of the Board of Directors, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company must indemnify him against liability under the provisions of the Section.

         (h) For purposes of this provisions, references to "the Company" shall include, in addition to the Company, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under these provisions with respect to the resulting corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         The employment agreement of each of Eric J. Kufel, a director and officer of the Company, and Thomas W. Freeze, Scott D. Fullmer and Glen E. Flook, each of which is an officer of the Company, provides that the Company shall indemnify and hold harmless and defend such person for, from and against all claims, liabilities, obligations, fines, penalties and other matters and all costs and expenses relating thereto that the Company and/or any of its subsidiaries or affiliated entities is permitted by applicable law, except as any of the foregoing arises out of or is related to such employee's negligence, willful malfeasance, and/or breach of the employment agreement. The Company has also agreed to provide indemnification on similar terms to David J. Brennan, the Company's former director, President and Chief Executive Officer, and Jeffrey H. Strasberg, the Company's former Vice President, Chief Financial Officer, Treasurer and Secretary.

         The Company has agreed to indemnify Mark S. Howells and Jeffrey J. Puglisi, directors of the Company, in connection with the lawsuit brought against PB Southeast and each of Messrs. Howells and Puglisi, by James Gossett.

         The Company's officers, directors and controlling persons also have certain indemnification rights pursuant to: (i) the Debenture Loan Agreement dated as of May 31, 1995, by and among the Company, Renaissance and Wells Fargo, in connection with the registration of the shares of Common Stock issuable upon conversion of the Debentures; and (ii) the Financing Warrant, in connection with the registration of the shares of Common Stock issuable upon the exercise of the Financing Warrant.

Item 16.  Exhibits

         (a) The following exhibits are required by Item 601 of Regulation S-B:

Exhibit
Number                             Description
---------                          -----------
3.1  --       Certificate  of  Incorporation  of  the  Company  filed  with  the
              Secretary  of State of the State of Delaware on February 23, 1995.
              (1)
3.2  --       Certificate of Amendment to the  Certificate of  Incorporation  of
              the  Company  filed  with the  Secretary  of State of the State of
              Delaware on March 3, 1995. (1)
3.3  --       By-Laws of the Company. (1)
4.1  --       Specimen Certificate for shares of Common Stock. (2)
4.2  --       Form of  Underwriter's  Warrant  issued by the Company to Paradise
              Valley  Securities,  Inc. on December 11, 1996.  (Incorporated  by
              reference  to  Amendment  No.  3  to  the  Company's  Registration
              Statement on Form SB-2, Registration No. 333-5594-LA.)
4.3  --       Convertible  Debenture  Loan  Agreement  dated May 31, 1995 by and among the  Company,  PB Arizona,  PB  Distributing,  PB Texas,  PB
              Southeast, Renaissance and Wells Fargo. (2)
4.4  --       Debenture   dated  May  31,   1995,   issued  by  the  Company  to
              Renaissance. (1)
4.5  --       Debenture  dated  May 31,  1995,  issued by the  Company  to Wells
              Fargo. (1)
5.1  --       Opinion of Cobb & Eisenberg LLC (3)
23.1 --       Consent of Arthur Andersen LLP (3)
23.2 --       Consent of PricewaterhouseCoopers LLP (3)
24.1 --       Power of Attorney (included on signature page)

---------------------------------
(1) Incorporated by reference to the Company's Registration Statement on Form SB-2, Registration No. 333-5594-LA.
(2) Incorporated by reference to Amendment No. 1 to Company's Registration Statement on Form SB-2, Registration No. 333-5594-LA.
(3)  Filed herewith.

Item 17.  Undertakings.

(a)      The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this Registration
              Statement:
              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the Registration Statement.
              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   Indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodyear, State of Arizona on July 9, 1998.

                                        POORE BROTHERS, INC.

                                        By:       /s/ Eric J. Kufel
                                           -------------------------------------
                                                      Eric J. Kufel
                                           President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric J. Kufel his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all further amendments to this Amendment to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                           Title                                   Date
                 ---------                                           -----                                   ----
             /s/ Eric J. Kufel                  President, Chief Executive Officer, and Director         July 9, 1998
---------------------------------------------            (Principal Executive Officer)
               Eric J. Kufel

            /s/ Thomas W. Freeze               Vice President, Chief Financial Officer, Treasurer        July 9, 1998
---------------------------------------------                    and Secretary
              Thomas W. Freeze                          (Principal Financial Officer and
                                                         Principal Accounting Officer)

            /s/ Mark S. Howells                              Chairman of the Board                       July 9, 1998
---------------------------------------------
              Mark S. Howells

           /s/ Jeffrey J. Puglisi                                   Director                             July 9, 1998
---------------------------------------------
             Jeffrey J. Puglisi

           /s/ Robert C. Pearson                                    Director                             July 9, 1998
---------------------------------------------
             Robert C. Pearson

           /s/ Aaron M. Shenkman                                    Director                             July 9, 1998
---------------------------------------------
             Aaron M. Shenkman

                                  EXHIBIT INDEX


5.1  Opinion of Cobb & Eisenberg LLC
23.1 Consent of Arthur Andersen LLP
23.2 Consent of PricewaterhouseCoopers LLP
24.1 Power of Attorney (included on signature page of Registration Statement)
                                       18